First Quarter 2020 Results April 23, 2020 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environments in which we operate. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Response to COVID-19 Supporting Our Customers Waiving certain fees on case-by-case basis Offering loan forbearance Granted forbearance on 7,654 loans1 Commercial: 1,280 Equipment finance: 4,244 Retail: 2,130 Participating in the CARES Act Paycheck Protection Program (PPP) Over 9,600 loans totaling more than $2.1 billion submitted to the SBA and approved1 Providing individualized support for customers with consumer and business loans Issuing a 90-day foreclosure moratorium on eligible consumer residential loans Postponed planned fee changes previously scheduled for April 1st Caring For Our Communities Engaging with community organizations and government officials to ensure coordinated approach to relief efforts Distributing, through the Bank and its charitable foundations, funding for COVID-19 relief efforts. Granted more than $3.5 million in support Providing monetary support to response funds and non-profits that are meeting the basic needs of vulnerable populations, including low-income residents, first responders, healthcare workers, and small businesses Donated more than 1,000 N95 face masks to local hospitals in need Protecting Our Employees Instituted a Company-wide prevention and social distancing policy Reduced branch hours and implemented appointment only banking to reduce potential spread of COVID-19 Enabled non-branch employees to work from home Providing additional paid-time-off for front line employees and those in positions where telecommuting is not possible Covering 100% of the cost for COVID-19 testing and related treatment for employees and dependents covered under the Company’s health plan Enhanced cleaning of facilities 1 As of April 21, 2020

1 Net interest income on a fully taxable equivalent basis was $404 million, an increase of $13 million or 3%. Note: acquisition of United Financial closed on Nov. 1, 2019. 1Q 2020 includes a full quarter of United’s results. First Quarter 2020 Overview Net income of $130.4 million, or $0.30 per Common Share Operating Earnings of $0.33 per Common Share Net interest income1 of $396 million, an increase of $13 million or 3% Net interest margin of 3.12%, a decrease of 2 basis points Average loans of $43.5 billion, an increase of $1.5 billion or 3% Period-end loans of $44.3 billion, an increase of $688 million or 2% Average deposits of $44.2 billion, an increase of $2.0 billion or 5% Period-end deposits of $44.7 billion, an increase of $1.2 billion or 3% Non-interest income of $124 million, a decrease of <$ 1 million or <1% On an operating basis, non-interest income increased $7 million or 6% Non-interest expense of $320 million, a decrease of $6 million or 2% On an operating basis, non-interest expense increased $16 million or 5% Efficiency ratio of 54.0%, an increase of 30 basis points Compared to the prior year quarter, the efficiency ratio improved 330 basis points Net loan charge-offs of 0.10%, an increase of 4 basis points Provision of $33.5 million, reflecting the application of CECL and the impact of COVID-19 (Comparisons versus fourth quarter 2019, unless noted otherwise)

c 0.16% PBCT Median, excluding PBCT = 0.53% Source: SNL Financial Average Annual Net Charge-Offs / Average Loans Peer Group Comparison (2008-2019) Loans: Long History of Exceptional Asset Quality Franchise-wide focus on sustaining exceptional asset quality As we have grown People’s United, our conservative and well-defined underwriting approach has not changed Average tenure of our senior credit officers is over 30 years High quality, cycle-tested customer base Our local market expertise helps to identify and develop long-term relationships with highly coveted, strong business owners/operators Many of our customers were with People’s United during the financial crisis. Average tenure of our top 25 largest relationships is over 17 years Driven by our unwavering commitment to sustaining exceptional asset quality, regardless of the credit environment, People’s United entered the COVID-19 crisis in a position of strength

c Home Equity Loans 10% Other 6% Packaging 2% Manufacturing 7% Wholesale Trade 5% Hospitality & Entertainment 7% Health Services 5% Other 7% Transportation/Utility 3% (At March 31, 2020, end of period balances) Residential (Multi-Family) 35% Retail 26% Office Buildings 17% Other 6% Health Care 4% Industrial / Manufacturing 5% Finance & Insurance 26% Service 17% Manufacturing 10% Wholesale Trade 11% Retail Trade 6% Transportation / Utility 24% Construction 14% Rental & Leasing 11% Service 14% RE, Rental & Leasing 9% Commercial Real Estate: $14.7 billion Commercial & Industrial: $12.0 billion Equipment Financing: $5.0 billion Residential Mortgage: $10.1 billion Home Equity & Other Consumer: $2.5 billion Health Services 9% Other 6% Originated weighted average FICO score – 1Q 2020 Residential mortgage: 757 Home equity: 770 Originated weighted average LTV – 1Q 2020 Residential mortgage: 68% Home equity: 60% 58% of home equity originations during past 3 years in first lien position Fixed Rate 32% Adjustable Rate 68% Commercial Retail Home Equity Lines of Credit 84% Printing 4% Waste Management 4% Retail Trade 3% Loans: Diversified Portfolio Construction 3%

c Loans: Exposure to Sectors Significantly Impacted by COVID-19 (Data as of March 31, 2020, end of period balances) Hospitality: $1.0 billion Majority of the portfolio is flagged by major hotel brands Most of the properties in the hotel portfolio are managed/owned by operators in this space as their primary business Portfolio is primarily located in the main cities within our footprint: e.g. NYC, Boston, Portsmouth, Burlington Top 10 clients account for over 70% of Commercial Real Estate hotel exposure. Each cycle-tested and have extensive hotel experience Restaurants: $540 million Half of the portfolio is managed in the Franchise Finance specialized industry vertical within C&I Traditional C&I manages 35% of restaurant exposure Equipment Finance manages 15% of restaurant exposure Nearly half of total restaurant exposure is quick service restaurants, which have experienced a lesser degree of disruption Retail: $4.7 billion No material exposure to enclosed retail malls More than half of total retail exposure is grocery anchored, pharmacy, big box home improvement and gas stations / convenience stores Airlines, Cruise Lines, Casinos, Energy, Student Loans, Auto Lending, Consumer Credit Cards: immaterial or no exposure

Adoption & Application of CECL Day 1 - Adoption of CECL effective January 1, 2020 increased the ACL by $72.2 million, or 29%, and the reserve for unfunded commitments by $14.5 million Due to CECL: PCD loans that meet the definition of nonperforming are now included in nonperforming disclosures resulting in a $67 million increase in reported NPLs in 1Q 2020 All loans (originated and acquired) are now included in reported credit quality ratios (pro-forma comparable ACL/Loans coverage ratio at 12/31/19 = 57 bps) Day 2 - Application of CECL for the quarter ended March 31, 2020 further increased the ACL by $22.9 million, or 9% 1 MWL = Mortgage Warehouse Lending and ABL = Asset Based Lending, included in C&I portfolio segment prior to January 1, 2020. ------- Reserve Build ------- Allowance for Credit Losses (ACL) ($ in millions)

Adoption & Application of CECL Key drivers underlying the 1Q 2020 ACL: Quantitative modeling reflects a Baseline economic forecast as of late March and is reflective of a “U” shaped recovery in the second half of 2020 Forecast is inclusive of COVID-19 pandemic and government response at that time Reasonable & supportable forecast period: 2 years 1-year straight-line reversion to historical losses Regulatory capital: elected to delay the impact of the transition for 2 years (phased in over 3 years beginning in 2022) 1 MWL = Mortgage Warehouse Lending and ABL = Asset Based Lending. Allowance for Credit Losses (ACL) ($ in millions, at March 31, 2020)

Net Interest Income1 ($ in millions) $382.7 $396.0 1 Net interest income on a fully taxable equivalent basis for 4Q 2019 and 1Q 2020 was $390.3 million and $403.7 million, respectively. +$13.3 or 3% Linked-Quarter Change $6.9 $4.4 $2.8 $1.4 ($2.2)

Net Interest Margin 3.14% 3.12% (2) bps Linked-Quarter Change 6 bps 2 bps (8 bps) (2 bps)

Loans: Average Balances $43,460 ($ in millions) $42,006 Linked-Quarter Change Linked-quarter change +$1.454 billion or 3% $922 $217 $131 $122 $62

Funding & Liquidity ($ in millions) $44,163 $42,195 Linked-quarter change +$1.968 billion or 5% $1,159 $483 $218 $108 Average Deposits Linked-Quarter Change Strong funding and liquidity profile Secured borrowing capacity1 Federal Home Loan Bank:$4,184 Unpledged Securities:$3,800 Total Capacity: $7,984 Since the end of the first quarter 2020, deposit balances have increased $2.61 billion1 1 As of April 20, 2020

Non-Interest Income ($ in millions) $124.2 $123.8 ($0.4) or <(1%) Linked-Quarter Change 1 Non-operating represents a 4Q 2019 gain, net of expenses, on the sale of eight branches in central Maine. 2 Net gains on sales of loans is primarily driven by the 1Q 2020 sale of loans held-for-sale previously acquired in the United Financial transaction. 1 $15.3 $3.4 ($0.9) ($0.8) ($7.6) ($1.2) ($8.9) 2 $0.3

Non-Interest Expense ($ in millions) $320.1 $325.7 Ex. Non-Operating Expenses: +$15.6 or 5% Linked-Quarter Change 1 1 Non-operating expenses include: - Merger-related costs in 4Q 2019 and 1Q 2020 of $22.6 million and $17.9 million, respectively. - Intangible asset write-off in 4Q 2019 of $16.5 million related to the liquidation of the Company’s public mutual funds. ($21.2) $1.4 $0.9 ($1.1) $9.6 $4.8

Efficiency Ratio Quarterly Trend

Asset Quality 1 PBCT ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired) Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans

Returns Return on Average Assets Return on Average Tangible Common Equity Returns calculated on an operating basis 14.4% 1.03% 14.6% 1.06% 14.4% 1.13% 15.2% 13.2% 0.96%

Capital Ratios Mar. 31, 2019 Jun. 30, 2019 Sep. 30, 2019 Dec. 31, 2019 Mar. 31, 2020 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.7% 7.7% 7.8% 8.0% 7.4% Tier 1 Leverage 8.8% 8.7% 8.7% 9.1%1 8.4% Common Equity Tier 1 10.2% 10.1% 10.1% 10.2% 9.5% Tier 1 Risk-Based 10.8% 10.7% 10.7% 10.7% 10.0% Total Risk-Based 12.4% 12.0% 12.0% 12.0% 11.3% People’s United Bank, N.A. Tier 1 Leverage 9.0% 8.9% 8.8% 9.3%1 8.9% Common Equity Tier 1 11.2% 11.0% 10.8% 10.9% 10.7% Tier 1 Risk-Based 11.2% 11.0% 10.8% 10.9% 10.7% Total Risk-Based 12.9% 12.4% 12.2% 12.1% 12.0% 1 Adjusting for a full quarter of United assets, the pro forma Tier 1 Leverage Ratio at December 31, 2019 is 8.9%.

Appendix

Response to COVID-19 (Data as of April 21, 2020; $ in millions) Loan Forbearance By Business Segment Loan Forbearance By Commercial Property Type / Industry

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Mar. 31, 2020 Dec. 31, 2019 Net Interest Income (NII) Sensitivity

Loans By State $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) Breakdown $35,241 $43,596 $44,284

Deposits By State $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) Breakdown $36,159 $43,590 $44,741

Peer Group

	Firm	Ticker	City	State
1	Associated Banc-Corp	ASB	Green Bay	WI
2	BankUnited Inc.	BKU	Miami Lakes	FL
3	Citizens Financial Group, Inc.	CFG	Providence	RI
4	Comerica Inc.	CMA	Dallas	TX
5	First Horizon National Corp.	FHN	Memphis	TN
6	F.N.B. Corp.	FNB	Pittsburgh	PA
7	Huntington Bancshares, Inc.	HBAN	Columbus	OH
8	KeyCorp	KEY	Cleveland	OH
9	M&T Bank Corp.	MTB	Buffalo	NY
10	New York Community Bancorp	NYCB	Westbury	NY
11	Signature Bank	SBNY	New York	NY
12	Sterling Bancorp	STL	Montebello	NY
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.

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For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com